Exhibit 10.1
LOAN AND MASTER SECURITY AGREEMENT
Dated as of December 27, 2005 (“Agreement”)
     THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, “Lender”) and Cyberkinetics Neurotechnology Systems, Inc. (“Debtor”). Lender has an office at 83 Wooster Heights Road, Danbury, CT 06810. Debtor is a corporation organized and existing under the laws of the state of Delaware (“the State”). Debtor’s mailing address and chief place of business is 100 Foxborough Blvd., Suite 240, Foxborough, MA 02035. The parties agree as follows:
1. LOANS, NOTES AND WARRANTS.
     (a) Subject to the terms and conditions set forth herein, Lender will make an advance or advances of up to $4,000,000 (“Tranche 1”) available to Debtor upon execution of this Agreement and an additional $2,000,000 (“Tranche 2”) available to Debtor upon satisfaction of each of the additional funding milestones. For purposes of this Agreement, satisfaction of the additional funding milestones shall mean that: (i) Debtor has entered into a material research, development and/or commercialization collaboration or alliance or asset acquisition, merger or other business combination where Debtor is the surviving entity on terms reasonably satisfactory to Lender, (ii) Debtor has listed its shares on either the NASDAQ National Market or American Stock Exchange, and (iii) Debtor’s revenue related to Neuroport is reasonably expected to exceed $1,250,000 for the fiscal year ended December 31, 2006; provided that, on and as of the date of funding under Tranche 2, the representations and warranties set forth in Section 3 of this Agreement shall be true and correct in all material respects and no default under Section 8 shall have occurred and be continuing.
     (b) To draw down on the available funds, Debtor will deliver notification together with a promissory note or promissory notes to Lender in the form attached hereto as Exhibit A (each a “Note” and, collectively, “Notes”) (i) by or before June 30, 2006 with respect to the funds in Tranche 1 and (ii) by or before September 29, 2006 with respect to the funds in Tranche 2. Each Note will bear interest at a per annum rate equal to 10.6% (the “Interest Rate”) over a period of thirty-six consecutive months. Debtor will make payments for six months at interest only followed by thirty months at 3.809099% (“Payment Factor”). The Interest Rate and Payment Factor will be adjusted at the time of funding to reflect any increase in Lender’s cost of funds, which shall be tied to the Federal Reserve’s Three (3) year Treasury Constant Maturities Rate (the “Index”). The Interest Rate, and therefore the Payment Factor, assumes an Index of 4.20%.
     (c) Debtor shall grant Lender warrants substantially in the form attached hereto as Exhibit B (a “Warrant”), pursuant to the following schedule:
     (i) upon execution of this Agreement, Debtor shall grant Lender a Warrant to purchase 71,301 shares of common stock of Debtor;
     (ii) as soon as practicable after Debtor borrows an aggregate principal amount of $4,000,000 under Tranche 1, Debtor shall grant Lender a Warrant to purchase the number of shares of common stock of Debtor equal to $100,000 (which is 2.5% of the principal amount of Tranche 1) divided by 110% of the 10-day trailing average of Debtor’s stock price at issuance of the Warrant;
     (iii) as soon as practicable after (A) Debtor provides notice to Lender that Debtor has satisfied the additional funding milestones set forth in Section 1(a) and (B) Lender acknowledges that Debtor has achieved the additional funding milestones and makes the funds in Tranche 2 available for withdrawal by Debtor, Debtor shall grant Lender a Warrant to purchase the number of shares of common stock of Debtor equal to $50,000 (which is 2.5% of the principal amount of Tranche 2) divided by 110% of the 10-day trailing average of Debtor’s stock price at issuance of the Warrant; and
     (iv) as soon as practicable after Debtor borrows an aggregate principal amount of $2,000,000 under Tranche 2, Debtor shall grant Lender a Warrant to purchase the number of shares of common stock of Debtor equal to $50,000 (which is 2.5% of the principal amount of Tranche 2) divided by 110% of the 10-day trailing average of Debtor’s stock price at issuance of the Warrant.
Debtor will grant each Warrant at a warrant price per share equal to 110% of the 10-day trailing average of Debtor’s stock price at issuance of the applicable Warrant.
2. CREATION OF SECURITY INTEREST; NEGATIVE PLEDGE.
     (a) Subject to the terms and conditions set forth herein, Debtor grants to Lender, its successors and assigns, a security interest in and against all property listed on the collateral schedule attached hereto as Exhibit C or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Lender, now existing or arising in the future, including but not limited to the payment and performance of the Notes, and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”). Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Indebtedness, whereupon such security interest shall terminate. Lender shall, at Debtor’s sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated above, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Uniform Commercial Code. THE PARTIES EXPLICITLY ACKNOWLEDGE AND AGREE THAT COLLATERAL, AS USED HEREIN, SHALL NOT INCLUDE ANY INTELLECTUAL PROPERTY OF DEBTOR.
For purposes of this Agreement, “Intellectual Property” means:
(i) any and all Copyrights;
(ii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(iii) any and all design rights that may be available to Debtor now or hereafter existing, created, acquired or held;
(iv) all Mask Works or similar rights available for the protection of semiconductor chips;
(v) all Patents;
(vi) any Trademarks;
(viii) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and
(ix) all amendments, extensions, renewals and extensions of any of the Copyrights, Patents, Trademarks or Mask Works.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
“Mask Works” means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.
     (b) Subject to the terms and conditions set forth herein, and until the payment in full and the satisfaction of all Indebtedness, Debtor shall not (a) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, or (b) enter into any agreement with any third party that would prohibit the pledge or grant to Lender of a security interest in Debtor’s Intellectual Property (parts (a) and (b) collectively, the “Negative Pledge”); provided that the Negative Pledge shall not include (i) Permitted Liens (as defined below), (ii) the transfer of inventory, worn out equipment and other transactions and business decisions in the ordinary course of business (including, without limitation, the decision to abandon the prosecution or maintenance of any patent or patent application), (iii) licenses to Debtor’s Intellectual Property (including, without limitation, any license granted by Debtor as part of a research and development project, strategic alliance or similar arrangement) for fair consideration as approved by Debtor’s Board of Directors, and (iv) any other transaction or business relationship that is in Debtor’s ordinary course of business and not material to the financial condition or results of operations of the Company.
3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.
     Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:
     (a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified in every jurisdiction necessary to carry on its business and operations, except where the failure to qualify would not have a material adverse effect on Debtor’s business;
     (b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);
     (c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;
     (d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;
     (e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Lender or Permitted Liens) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;
     (f) There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which Debtor reasonably expects could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;
     (g) All financial statements delivered to Lender in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition;
     (h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;
     (i) The Collateral is, and will remain, in good operating order and repair, normal wear and tear excepted, and Debtor will not be negligent in its care and use;
     (j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;
     (k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Lender, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Lender, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent and (iv) liens, claims and encumbrances related to the Existing Line of Credit, as defined below (all of such liens are called “Permitted Liens”); provided that, before delivering notification to draw down on the available funds under Tranche 1 as described in Section 1, Debtor shall pay all amounts outstanding and otherwise due to terminate the loan facility described in the existing Loan and Security Agreement between Debtor and Silicon Valley Bank (the “Existing Line of Credit”) and fully satisfy and discharge any liens, claims and encumbrances on the Collateral and Intellectual Property arising from the Existing Line of Credit; Debtor shall provide Lender with evidence of such termination and release prior to the initial funding under Tranche 1;
     (l) Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations; and

     (m) Other than the Permitted Liens and agreements that have expired or been terminated prior to the date of this Agreement, Debtor has not and will not enter into any other agreement or financing arrangement in which it granted a general negative pledge in Debtor’s Intellectual Property to any other party.
4. COLLATERAL.
     (a) Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Lender shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Lender’s security interest may be perfected only by possession. Lender may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Lender asks, Debtor will promptly notify Lender in writing of the location of any Collateral.
     (b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted and except as permitted herein, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).
     (c) Lender does not authorize and Debtor agrees it shall not, except in the ordinary course of business (i) part with possession of any of the Collateral (except to Lender or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.
     (d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral (except for Permitted Liens) and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Lender, on demand, all costs and expenses incurred by Lender in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.
     (e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Lender shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice, subject to the terms of the Confidential Disclosure Agreement between Debtor and Lender, a copy of which has been attached hereto as Exhibit D (the “Confidential Disclosure Agreement”).
     (f) Debtor agrees and acknowledges that, except as otherwise described herein, any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Lender. Lender may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Lender.
5. INSURANCE.
     (a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.
     (b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Lender, against such other risks as Lender may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be reasonably acceptable to Lender. Debtor shall deliver to Lender policies or certificates of insurance evidencing such coverage. Each policy shall name Lender as a loss payee, shall provide for coverage to Lender regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Lender. Debtor appoints Lender as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lender shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Lender, to repair or replace the Collateral or to reduce any of the Indebtedness.
6. REPORTS.
     (a) Debtor shall promptly notify Lender of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.
     (b) Debtor will deliver to Lender financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor’s president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”). All such statements are to be prepared using generally accepted accounting principles (“GAAP”) and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.
7. FURTHER ASSURANCES.
     (a) Debtor shall, upon request of Lender, furnish to Lender such further information, execute and deliver to Lender such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Lender may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Lender to continue in Lender a perfected first security interest in the Collateral, and shall obtain and furnish to Lender any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Lender.
     (b) Debtor authorizes Lender to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Lender the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Lender’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Lender such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Lender to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.
     (c) Debtor shall indemnify and defend the Lender, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.
8. DEFAULT AND REMEDIES.
     (a) Debtor shall be in default under this Agreement and each of the other Debt Documents (other than the Warrant and the Confidential Disclosure Agreement) if:
          (i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) days; (provided that such delay is not caused by Lender’s failure to automatically debit such payment from immediately available funds of Debtor pursuant to the authorization provided by Debtor to Lender);
          (ii) Debtor, without the prior written consent of Lender, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens and transfers of inventory in the ordinary course of business) any of the Collateral;
          (iii) Debtor breaches any of its insurance obligations under Section 5;
          (iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Lender;
          (v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;
          (vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Lender subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;
          (vii) Debtor breaches or is in default under any other agreement between Debtor and Lender;
          (viii) Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;
          (ix) If Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;
          (x) A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;
          (xi) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;
          (xii) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;
          (xiii) There is a material adverse change in Debtor’s financial condition as determined solely by Lender acting in good faith;
          (xiv) Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;
          (xv) Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;
          (xvi) At any time during the term of this Agreement, without Lender’s prior written consent, (A) Debtor sells all or substantially all of its assets or (B) a change in the composition of Debtor’s stockholders as of the date of this Agreement occurs resulting in a stockholder or investor group acquiring more than 50% of any class of Debtor’s equity securities; or
          (xvii) Except for Permitted Liens or as otherwise permitted herein, Debtor sells, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers all of Debtor’s Intellectual Property now existing or hereafter acquired in violation of the Negative Pledge. For purposes of this paragraph xvii, licenses or sublicenses by Debtor of its Intellectual Property as part of a research and development or similar arrangement shall be excluded. Debtor shall provide Lender with a listing of licenses and sublicenses granted to third parties within ten (10) days of receipt of reasonable written request for such information.

     (b) If Debtor is in default, the Lender, at its option, may declare any or all of the Indebtedness to be immediately due and payable, by notice to Debtor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.
     (c) After the occurrence of a default, described in this Section 8, Lender shall have all of the rights and remedies of a Lender under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, after default Lender shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Lender, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Lender, Debtor shall promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. Lender may also render any or all of the Collateral unusable at Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Lender is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action.
     (d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Lender, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.
     (e) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Lender in connection with the enforcement, assertion, defense or preservation of Lender’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.
     (f) Lender’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
     (g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
9. MISCELLANEOUS.
     (a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Lender without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-

off, recoupment claim or counterclaim which Debtor has or may at any time have against Lender for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Lender, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Lender. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Lender or assignee. Notwithstanding any assignment by Lender of its rights under this Agreement, no assignee of such rights shall have any right to request or receive any confidential information of Debtor unless such assignee first executes and delivers to Debtor a confidential disclosure agreement substantially in the form of the Confidential Disclosure Agreement between Debtor and Lender. Notwithstanding any contrary provision in any of the Debt Documents, Lender and any assignee shall not have any right to assign or otherwise transfer any Debt Document to: (A) any person or entity organized or domiciled outside the United States; (B) any person or entity with a primary business activity involving the life sciences or the research, development or sale of pharmaceutical or medical device products; or (C) any person or entity whose primary business purpose is the buy-out or acquisition of operating companies.
     (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in Boston, Massachusetts are required or authorized to be closed.
     (c) Lender may fill in all blanks associated with dates in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.
     (d) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.
     (e) This Agreement, its Collateral Schedules and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.
     (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Lender or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Lender to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Lender is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).
     (g) Debtor authorizes Lender to use its name, logo and/or trademark without notice to or consent by Debtor, in connection with certain promotional materials that Lender may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Lender has a financing relationship with Debtor and such materials may be developed, disseminated and used without Debtor’s review. Nothing herein obligates Lender to use Debtor’s name, logo and/or trademark, in any promotional materials of Lender.
     (h) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

IN WITNESS WHEREOF, Debtor and Lender, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Diane Earle	By:	/s/ Timothy R. Surgenor

Name:	Diane Earle	Name:	Timothy R. Surgenor

Title:	Senior Vice President	Title:	President and Chief Executive Officer

(Duly Authorized Officer)

LIST OF EXHIBITS:
Exhibit A — Form of Note
Exhibit B — Form of Warrant
Exhibit C — Collateral Schedule
Exhibit D — Confidential Disclosure Agreement